THE GALAXY FUND

("Galaxy")

Registration No. 811-4636

Form N-SAR

Annual Period Ended October 31, 2001

Sub-Item 77C: Submission of matters to a vote of security holders.

Reference the attached reports relating to a Special Meeting of Shareholders.

Sub-Item 77I(b): Terms of new or amended securities.

With regard to terms of new or amended securities, Galaxy hereby incorporates by reference to the Prospectuses and Statement of Additional Information with respect to the Galaxy Pennsylvania Municipal Bond Fund, Galaxy Large Cap Value Fund, and Galaxy Large Cap Growth Fund dated August 1, 2001, as revised August 27, 2001, as filed electronically with the Securities and Exchange Commission ("the SEC") on August 27, 2001 (Accession No. 0000912057-01-530356).

Sub-Item 77M: Mergers.

Certain funds of Galaxy acquired the assets and liabilities of 15 funds offered by The Pillar Funds ("Pillar") as follows:

PILLAR FUND	CORRESPONDING GALAXY FUND
Pillar Institutional Select Money Market Fund	Galaxy Institutional Money Market Fund
Pillar U.S. Treasury Securities Plus Money Market Fund	Galaxy Institutional Treasury Money Market Fund
Pillar U.S. Treasury Securities Money Market Fund	Galaxy U.S. Treasury Money Market Fund
Pillar Tax-Exempt Money Market Fund	Galaxy Tax-Exempt Money Market Fund
Pillar Prime Obligation Money Market Fund	Galaxy Money Market Fund
Pillar Intermediate-Term Government Securities Fund	Galaxy Intermediate Government Income Fund
Pillar Fixed Income Fund	Galaxy High Quality Bond Fund
Pillar Pennsylvania Municipal Securities Fund	Galaxy Pennsylvania Municipal Bond Fund
Pillar New Jersey Municipal Securities Fund	Galaxy New Jersey Municipal Bond Fund
Pillar Balanced Fund	Galaxy Asset Allocation Fund
Pillar Equity Income Fund	Galaxy Equity Income Fund
Pillar Equity Value Fund	Galaxy Large Cap Value Fund
Pillar Equity Growth Fund	Galaxy Large Cap Growth Fund
Pillar Mid Cap Fund	Galaxy Growth Fund II
Pillar International Equity Fund	Galaxy International Equity Fund

With regard to the circumstances and the details of the Reorganization, Galaxy hereby incorporates by reference the definitive Combined Proxy Statement/Prospectus dated May 16, 2001 and Statement of Additional Information dated May 16, 2001, each as filed electronically with the SEC on May 18, 2001 (Accession No. 0000912057-01-516821) (the "Proxy Soliciting Materials").

The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

(a) The reorganization with respect to the Pillar Institutional Select Money Market Fund, Pillar U.S. Treasury Securities Plus Money Market Fund, Pillar U.S. Treasury Securities Money Market Fund, Pillar Tax-Exempt Money Market Fund, Pillar Prime Obligation Money Market Fund, Pillar Intermediate-Term Government Securities Fund, Pillar Fixed Income Fund, Pillar New Jersey Municipal Securities Fund, Pillar Balanced Fund, Pillar Equity Income Fund, Pillar Mid Cap Fund and Pillar International Equity Fund closed on August 20, 2001.

(b) The Reorganization with respect to the Pillar Pennsylvania Municipal Securities Fund, Pillar Equity Value Fund and Pillar Equity Growth Fund closed on August 27, 2001.

(c) A Special Meeting of the Shareholders of Pillar to approve the Reorganization Agreement was held on July 19, 2001. Information concerning the results of the Special Shareholders' Meeting is incorporated herein by reference to the notes to the financial statements contained within the Semi-Annual Report to Shareholders of Pillar for its semi-annual period ended June 30, 2001 which was filed electronically with the SEC on August 29, 2001, (Accession No. 0000935069-01-500448). No other parts of the Semi-Annual Report to Shareholders of Pillar are incorporated herein by reference.

(d) It is Galaxy's understanding that Pillar has received from the SEC an Order pursuant to Section 8(f) of the Investment Company Act of 1940 and Rule 8f-1 thereunder, declaring that it has ceased to be an investment company.

Sub-Item 77Q1: Exhibits.

(e) Copies of any new or amended Registrant investment advisory contracts.

Addendum No. 6 to the Advisory Agreement between Galaxy and Fleet Investment Advisors Inc. with respect to the Pennsylvania Municipal Bond Fund, Large Cap Value Fund and Large Cap Growth Fund is incorporated herein by reference to Exhibit (d)(7) to Post-Effective Amendment No. 55 to Galaxy's Registration Statement as filed electronically with the SEC on November 28, 2001 (Accession No. 0000912057-01-541150).

(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in Sub-Item 77M, above.

The Reorganization Agreement by and between Galaxy and Pillar is incorporated herein by reference to Appendix I of the definitive Combined Proxy Statement/Prospectus dated May 16, 2001, as filed electronically with the SEC on May 18, 2001, (Accession No. 0000912057-01-516821).